                                                                   Exhibit 10.11

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease") , made this 7th day of June, 1990 between ROUTE 12A ASSOCIATES, of 57 Front Street, Binghamton, New York 13905 (the "Landlord"), and B.W. ELLIOTT MANUFACTURING CO., INC., of 37 Milford Street, Binghamton, New York 13904 (the "Tenant").

                              W i t n e s s e t h:

      Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that certain building of approximately 18,125 square feet located at Route 12A (Chenango Bridge Road) and "Francis Street", Binghamton, New York, and other adjacent land, together with and including all parking (spaces) required under any applicable zoning provisions; the entire premises (the "Premises") being more fully set forth in Exhibit "A" annexed hereto. The following are the terms and provisions of this Lease:

      1. COMMENCEMENT OF LEASE. The lease term will commence on or about June , 1990. If Tenant's obligation to commence paying rent begins on other than the first day of the month, the monthly rent for that particular month shall be adjusted pro rata; and if Tenant actually takes possession of the Premises earlier than June , 1990, its monetary obligations under this lease will be limited to utilities only (see also Section "9" hereunder).

      2. DURATION OF LEASE. This Lease shall be for a period of five (5) years; the five (5) years shall be measured from the first day of the month during which the Tenant is first obligated to pay rent.

      3. RENT. All rent shall be due on a monthly basis, in advance, without demand, on the first day of each and every month, as follows:

            Year 1 - $6,645.83/mo.
            Year 2 - $6,845.21/mo.
            Year 3 - $7,050.56/mo.
            Year 4 - $7,262.08/mo.
            Year 5 - $7,479.94/mo.

If Tenant fails to pay any monthly installment of rent by the 12th day of the month, there shall be automatically assessed a $50.00 late charge, which shall be collected as additional rent. Furthermore, if Landlord is compelled to pay any of Tenant's monetary obligations under this Lease, said amount shall also be collectible as additional rent. Conversely, if Tenant is compelled to perform any of the Landlord's obligations under this Lease (e.g., structural repairs), the reasonable amount(s) paid therefor by Tenant may be appropriately offset (recouped) by it against the next installment(s) of rent due. See also "10" hereinafter.

      4. USE. Tenant shall use and occupy the Premises for office, warehousing, manufacturing and associated purposes and none other without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

      5. ALTERATIONS AND IMPROVEMENTS; CERTAIN "LANDLORD" REPAIRS; SIGNS.

            (a) Prior to the start of this lease, Landlord will repair or replace all broken windows and window panes on the building within the Premises.


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            (b) Landlord will be responsible for any repairs needed to the existing heating systems and air conditioning and to the rain electrical services to the building, for any structural repair(s) and for the operation of the water and sewer systems for employee sanitary use; landlord's responsibility for water and sewer system and their operation will appropriately expand if and when municipal water and sewer facilities (mains) are provided to the building (replacing the present well and septic system) (see also "10" hereinafter). Tenant will be responsible for, and has Landlord's permission to remove, interior, non-loadbearing walls and to remove plumbing and office partitioning, and to make such other and further alterations to the building as may be necessary to accommodate its equipment and operations, provided that at the end of Lease term such modifications are restored to a state reasonably agreed upon between Landlord and Tenant, but provided, further, that if removed by Tenant, any "back office" walls need not be so restored or replaced. Any improvements by Tenant will be subject to Landlord's prior consent, which consent shall not be unreasonably withheld. Any improvements either to the interior or to the exterior which cannot be removed without injury to the Premises shall become part of the Premises, at landlord's option. Tenant Pay, at its own cost and expense, erect and maintain such identification, advertising or other signs upon or within the building, or elsewhere in the Premises, and at such places and in such manner, as it may determine; provided only that upon termination of this Lease, all such signs shall be promptly removed, likewise at Tenant's own cost and expense, and any damage caused either by the erection or maintenance or by the removal thereof shall be promptly and fully repaired at Tenant's own cost and expense. Incident to any such sign(s), Tenant will, at its own cost and expense, obtain appropriate authority or permit(s) from any and all public officials or bodies regulating same.


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      6. ASSIGNMENT, SUBLET & MORTGAGE. Tenant shall not assign, sublet, mortgage or encumber this Lease nor use or permit the Premises or any part thereof to be used by others without the prior written consent of the Landlord in each instance, such consent not to be unreasonably withheld.

      7. SUBORDINATION. Tenant acknowledges that this lease will be subject to any mortgage lien currently on or hereafter placed upon the Premises by Landlord, and Tenant shall execute and deliver on demand of Landlord, without cost, any further instruments subordinating this Lease to any such lien.

      8. TAXES. Tenant will, within the time limits set by the respective taxing authorities, pay all real estate and school taxes assessed against the Premises and properly allocable to the period (s) of its occupancy thereof .

      9. UTILITIES. Tenant shall be responsible for all its utility usage at the Premises, except as otherwise expressly provided in this lease.

      10. MAINTENANCE AND REPAIRS; WATER/SEWER CLEANING, ETC. Landlord shall be responsible for structural and roof maintenance (repairs). Tenant shall be responsible for non-structural exterior maintenance and repairs and for any non-structural maintenance and repairs in the area occupied by it; except that heating and air conditioning repairs, other than routine maintenance, will be paid for by Landlord. When municipal water and sewer services become available in the area where the Premises are situated, the Landlord will, at its cost and expense, prorptly procure appropriate hook-ups for the Premises, to replace the present well and septic system; and thereafter Tenant will pay for its water/sewer usage charges. It is expressly acknowledged, however, that until such "municipal" hookup is effected, Landlord


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shall be fully and exclusively liable and responsible for all maintenance and repairs for and with respect to the well and septic system. Tenant shall be responsible for cleaning the Premises and for the replacanent of any glass at the Premises. Tenant shall be responsible to maintain the Premises in a reasonably clean and reasonably safe condition and shall not violate any laws, rules or regulations applicable to its business operation or its occupancy of the Premises. Tenant will be responsible for its own garbage removal. If, within a reasonable period of time, Landlord does not effect a repair for which it is responsible under this Lease, Tenant may thereafter effect such repair, in which event it may recoup and offset the reasonable cost and/or expense thereof against the next occurring installment(s) of rent due. Conversely, if, within a reasonable period of time, Tenant does not effect a repair for which it is responsible under this Lease, landlord may thereafter effect such repair, in which event the reasonable cost and/or expense thereof may thereafter be collected by the Landlord from the Tenant as additional rent due under this Lease; and the full amount thereof, in each instance, shall be due not later than the next rent installment date.

      11. INSURANCE. Tenant shall be responsible to carry fire insurance on the premises in the amount of at least $500,000, and to name both the Landlord and Stanley J. and Mary E. Koniuto (mortgagees) as insureds. Tenant shall be responsible to carry any contents or business interruption insurance it may desire. Tenant shall also be responsible to carry and maintain a public liability insurance policy which shall name the Landlord as an additional insured party. Said public liability coverage shall have a limit of at least $500,000 for each occurrence, for bodily injury or property damage. All insurance shall provide that it may not be cancellable by the insurance carrier except upon ten (10) days' written notice to Landlord. Prior to its taking


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possession under this lease and not later than May 15th of each succeeding year hereunder, Tenant shall forward to Landlord appropriate proof of Tenant's compliance with the insurance requirements as set forth herein.

      12. TENANT'S GENERAL INDEMNIFICATION OF LANDLORD. Tenant will reimburse and save Landlord harmless from and against all damages, injury and expenses which Landlord may sustain or incur as a result of the carelessness, negligence, default, improper conduct or failure to comply with the terms of this Lease or with any law or ordinance, on the part of the Tenant, its employees and agents. Tenant's obligation hereunder is not restricted by or limited to Tenant's insurance coverage as required under "11" above.

      13. LANDLORD'S ACCESS TO PREMISES. Landlord shall, at reasonable times and upon reasonable notice, have access to the Premises for the purpose of inspection or making repairs and of showing the Premises to prospective purchasers or lessees.

      14. TENANT'S COMPLIANCE WITH REQUIREMENTS OF LAW; ENVIRONMENTAL MATTERS; LANDLORD'S "ENVIRONMENTAL" REPRESENTATIONS AND UNDERTAKINGS.

            (a) Tenant shall comply with all requirements of all laws, orders, ordinances and regulations of the federal, state, county and municipal authorities and with any directions, pursuant to law, of any public officer or officers, which (i) shall impose any duty upon Tenant with respect to the Premises or its use and occupancy thereof and (ii) are not the Landlord's obligation under this Lease.

            (b) Neither Tenant's business operation nor its use of the Premises will violate any environmental laws or regulations. Tenant will not allow or cause to be allowed any toxic or hazardous materials or conditions to exist or be created within the Premises (including especially,


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but not by way of limitation, any discharge(s) into any septic system of any materials or waste other than such as is normal for employee sanitary uses); and if any governmental entity, department, agency or office makes any claim that the Premises are in violation of some environmental law or regulation caused by an act of Tenant, then Tenant will promptly and fully discharge its obligations under the law, at its sole cost and expense, and will fully and promptly indemnify Landlord and save Landlord harmless from and against any claim, demand, fine, penalty, damages or other exposure on account thereof, including (without limitation) reasonable legal fees in connection therewith.

            (c) Landlord represents and warrants that Landlord is currently unaware of any fact or circumstance which currently exists or, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable environmental law or regulation relating to toxic or other hazardous materials. If any governmental entity, department, agency or office or any bank or other lending institution makes any claim that the Premises are in violation of some environmental law or regulation not caused by the exclusive act of Tenant, then Landlord will promptly and fully discharge its obligations under the law, at Landlord's sole cost and expense, and will fully and promptly indennify Tenant and save Tenant harmless from and against any claim, demand, fine, penalty, damages or other exposure on account thereof, including (without limitation) reasonable legal fees in connection therewith.

      15. SURRENDER OF PREMISES. On the last day of the term (or sooner termination of the Lease), Tenant shall peaceably surrender the Premises to Landlord, its successors and assigns, in as good a state and condition as reasonable use thereof will permit (reasonable wear and tear and action of the elements, therefore, excepted); and if the Premises be


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

not so surrendered, the Tenant will save the Landlord harmless from and against all damages which the Landlord shall suffer by reason thereof, and will indemnify the Landlord therefor.

      16. CONDEMNATION. In the event that a public authority condemns the Premises or such portion thereof as to render the continued operation of the Tenant's business thereat either impossible or unfeasible, either party shall have the right to terminate this Lease upon 60 (sixty) days' prior written notice to the other. In the event of any condemnation, Landlord shall be entitled to any award relating to the Premises (including the building thereon).

      17. DAMAGE OR DESTRUCTION. If, as a result of damage to or destruction of the Premises arising out of any cause, the whole or any part of the Premises shall thereby become untenantable or unfit for Tenant's use, rent shall abate proportionately (or, as the case may be, cease entirely) during the continuance of such condition. In case of fire, Tenant shall give immediate notice thereof to Landlord; and if the Premise are so damaged that repairs cannot reasonably be completed within ninety (90) days, then this Lease shall, at the option of either party, terminate, and rent shall be adjusted up to and including the time of the fire.

      18. MECHANIC'S OR OTHER LIEN. Neither party will permit a mechanic's (or other) lien to stand against the Premises. The responsible party shall be obligated forthwith either to procure a release of or to bond any such asserted lien; and failure to do so by the responsible party within fifteen (15) days of written demand from the other party shall be cause for the demanding party to declare this lease terminated. If the demanding party is landlord, Landlord shall have all of the rights provided to Landlord under Section "22" hereof, but shall not be limited thereby. In addition thereto, Landlord may elect, without waiving any other rights hereunder, to satisfy the lien and charge the payment, costs and expenses for same against Tenant as additional


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rent. In all events, Landlord may immediately commence civil litigation against
Tenant for reimbursement of any sums paid or advanced in order to remove the lien from the Premises. If Tenant is the demanding party, Tenant may, without forfeiting any of its rights under this Lease, elect to pay or otherwise satisfy the lien and charge the same back against Landlord by taking an abatement (offset) in monthly rental payments.

      19. CONDITIONS PRECEDENT AND SUBSEQUENT TO TENANT'S LEASE OBLIGATIONS. All of Tenant's obligations for, with respect to and/or under this Lease (including any or all of its monetary and other obligations thereunder) are expressly subject to and conditioned upon the following:

            (a) Any and all responsibilities (mandated by any federal, New York State or other governmental entity or agency or by any lending or other financial institution) for the examination or investigation into or abatement, correction and/or removal of any toxic or other hazardous materials or conditions existing in, under or in connection with the Premises on or prior to the commencement of this Lease shall, promptly upon discovery or notification, be fully discharged by and at the sole cost and expense of the Landlord. The discharge of any such responsibilities (hereafter mandated) must be fully and duly accomplished by Landlord within ninety (90) days after notice; and if, during all or any part of such remedial period, Tenant is prevented from occupying or using the Premises, rent under this Lease shall abate for and during such prevention period Landlord will fully and promptly indemnify Tenant and save it harmless from and against any claim demand, fine, penalty, damages or other exposure on account of any such responsibility of the Landlord, including (without limitation) reasonable legal fees in connection therewith.


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            (b) All applicable zoning and other land use laws, regulations and/or rulings are and will be fully and continuously maintained as appropriate for and with respect to Tenant's intended occupancy and operation. An appropriate certificate of compliance for the Premises will be duly issued. An appropriate certificate of occupancy can and will be issued to or for Tenant, and such certificate will be maintained fully operative, without interruption, throughout Tenant's occupancy. Tenant undertakes to initiate and maintain any and all required zoning or related proceedings, at its own cost and expense; however, Landlord will fully cooperate with Tenant in any and all such proceedings. Furthermore, if, on account of any non-compliance with any applicable zoning or related requirement, Tenant is prevented from occupying or using the Premises, rent under this Lease shall abate for and during such prevention period; and if such prevention period lasts more than ninety (90) days, this condition shall, for all purposes, be conclusively deemed unsatisfied. For purposes of this Paragraph "(b)" and, in particular, the immediately preceding sentence thereof, the term "non-compliance" shall not mean or include any violation caused by a material change in Tenant's intended manufacturing operations in winding, casing and light assembly; and, accordingly, if there is or subsequently arises a violation not caused by any such material change, both the provisions regarding rent abatement and those regarding termination of the Lease will be applicable and fully operative.

            (c) All main electric services in or to the Premises and all existing heating systems and air conditioning in or incident thereto are and will be maintained in full compliance with all applicable building or other health, safety and other pertinent codes. The discharge of any such responsibilities hereunder with respect to such compliance must be fully and duly accomplished by Landlord within thirty (30) days after notice; and if, during all or any part of


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such remedial period, Tenant is prevented from occupying or using the Premises, rent under this Lease shall abate for and during such prevention period.

                  The foregoing conditions precedent and subsequent apply both
(i) to Tenant's obligation initially to enter into the responsibilities incumbent upon it under this Lease and (ii) to Tenant's continued responsibility as lessee, for and during the term of this Lease; except that the condition described in Paragraph "(a)" (i.e., toxic or other hazardous materials or conditions) shall apply only with respect to clause "(ii)" of this sentence. If any such condition is at any time not duly satisfied, this Lease may, at the exclusive option of Tenant, thereupon or at any time thereafter be terminated by written notice thereof to Landlord, in which event neither party shall have any further obligation to the other under this Lease except for any rights theretofore accrued.

      20. NOTICES. Unless otherwise provided, any and all notices under this Lease shall be in writing and may be given, and shall be deemed to have been duly and sufficiently given if, either delivered personally or mailed through the United States mail, enclosed in a certified or registered post-paid wrapper properly addressed to the respective party at the address or addresses set forth in this Lease (or at such other address(es) as may from time to time be provided by either party, to the other, in writing).

      21. ENTIRE AGREEMENT: NO WAIVER. This document embodies the entire agreement of the parties with respect to its subject matter. There may be no modification of that agreement except in a writing duly signed on behalf of the party against which any such modification is sought to be enforced. Any waiver or failure to enforce any of the covenants or conditions of this lease upon any occasion(s) shall not void the same with respect to any future


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occasion(s) or estop either party from enforcement of the remaining covenants and conditions herein set forth.

      22. DEFAULT. If Tenant fails to pay rent by the twelfth (12th) day of the month, or if Tenant otherwise fails to comply with the (other) conditions and obligations of this Lease (including, without limitation, payment of amounts considered as additional rent) after having received notification from Landlord to comply, Landlord shall have the right to terminate this Lease as follows:

            Landlord shall give Tenant ten (10) days' written notice of the termination of this Agreement. The Notice shall state that this lease will automatically terminate ten (10) days from the date of giving notice, as if said day were the date originally fixed in this Lease for the expiration thereof. Upon the giving of such termination Notice, this Lease shall irrevocably and automatically terminate and expire and for all purposes come to an end ten (10) days from the date Tenant is given said Notice. Said Notice may be delivered personally or by first class, registered or certified mail, return receipt requested. Upon such expiration, Tenant will surrender the Premises, and Landlord shall have the right to re-enter and repossess the Premises, including (without limitation) the right, if Tenant fails to vacate, immediately to institute a summary holdover proceeding under Article 7 of the New York Real Property Actions and Proceedings Law. If, with the exercise of diligence, Landlord is unable to relet the Premises, Tenant shall remain liable to Landlord for the rent reserved under this lease.

      23. BINDING EFFECT. This Lease shall be binding upon the parties hereto, their respective successors, assigns and heirs, administrators, executors and distributees.


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      IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

                                    ROUTE 12A ASSOCIATES, Landlord


                                    By: /s/
                                        ------------------------------------

                                    B.W. ELLIOTT MANUFACTURING CO., INC.,
                                    Tenant


                                    By: /s/
                                        ------------------------------------


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

                                    EXHIBIT A

                                    SITE PLAN


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                            Colonial Plaza Associates
                                 57 Front Street
                           Binghamton, New York 13905
                             Telephone 607-772-0313
                                FAX 607-772-0575

                                                               February 16, 1995

Mr. George Scherer
B. W. Elliott Manufacturing Company, Inc.
Box 773
Binghamton, New York 13902

Dear George:

This letter will serve as an addendum to the current lease between our two firms to extend our lease agreement for an additional five years under the same terms and conditions as the current lease except for rent which shall be increased 1 1/2% each year as follows, effective July 1, 1995:

      Year 1 - $7592.14
      Year 2 - $7706.02
      Year 3 - $7821.61
      Year 4 - $7938.94
      Year 5 - $8058.02

This addendum also includes an option to renew this lease for an additional five-year term under the same terms and conditions as the current lease, except for rent which will be negotiated at the time of renewal, but not to exceed an increase of 3% per year. This renewal option will include a release clause which allows either party to cancel upon twelve months written notice to the other party.

If this meets with your approval, would you please have the appropriate party sign below and return one copy f or our files.

We are looking forward to our continued fine association with you and your firm and please feel free to call if you have any questions.

                                          Sincerely,

                                          Prescott D. Perkins
                                          Managing Partner

Agreed to by:


  /s/  George M. Scherer                  Date:  June 16, 1995
------------------------------------
B.W. Elliott Manufacturing Company, Inc.


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